Exhibit 99.1

U.S. Auto Parts Reports Third Quarter 2019 Results

Renewed Focus on Private Label Sales Drives Strongest Quarter of Gross Margin Since Q3 2016

Conversion Increases to 3.2%, Highest in the Company’s History

CARSON, Calif. – November 1, 2019 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, is reporting results for the third quarter ended September 28, 2019.

Third Quarter 2019 Summary vs. Year-Ago Quarter

•	Gross profit increased 15% to $21.1 million compared to $18.4 million. As a percentage of net sales, gross profit increased 400 basis points to 30.5% compared to 26.5%.
•	Net sales were $69.3 million compared to $69.5 million.
•	Online sales increased 2% while offline sales declined 17%.
•	Net loss was $1.4 million or $(0.04) per share, compared to net loss of $0.2 million or $(0.01) per share.
•	Adjusted EBITDA (a non-GAAP measure defined below) was $1.3 million compared to $2.6 million.
•	Ended the quarter with no revolver debt.
•	Conversion rate increased 50 basis points to 3.2%.

Management Commentary

“Last quarter, we introduced a new operating plan that is centered on three key pillars: the right part, the right time, and the right place. Each of these pillars represents an important aspect of the customer experience as we need to ensure that our customers order the right part for their vehicle, deliver it quickly, and be agnostic to how the customer wants to install their auto parts.

“We have also renewed our focus on improving gross margins and profitability, which will be accomplished in-part by increasing the revenue mix of our highest margin products—private label—and better utilizing our resources to grow and optimize our three core websites.

“During the third quarter, we began to realize the early benefits of executing this new operating plan, highlighted by our second consecutive quarter of gross margin expansion, as well as our second consecutive quarter of positive adjusted EBITDA.  This was also our strongest quarter of private label sales growth in nearly two years, which tells us that our strategy is working. Further, our new 125,000 square foot distribution center went live in Las Vegas in early August, and we have already shipped more than 80,000 auto parts in less than 3 months.

“The momentum in our business is evident. Key metrics are trending in the right direction, our cash flow cycle is healthy and we remain debt-free. There is still plenty of work ahead to further improve our inventory optimization, cost structure and core websites. But everywhere we look, we see opportunity, and our team remains committed to delivering positive adjusted EBITDA this year and carrying this strong momentum into 2020,” said Lev Peker, CEO of U.S. Auto Parts.

Third Quarter 2019 Financial Results

Net sales in the third quarter of 2019 were $69.3 million compared to $69.5 million in the year-ago quarter. The decline was largely driven by a reduction in branded sales and offline sales mostly offset by a 15% increase in higher margin private label sales.  Our online sales were up 2% and our offline sales declined 17% due to a change in pricing strategy and exiting unprofitable businesses.

Gross profit in the third quarter of 2019 increased 15% to  $21.1 million compared to $18.4 million in the year-ago quarter. As a percentage of net sales, gross profit increased 400 basis points to 30.5% compared to 26.5%.  Excluding detention and demurrage related costs from both quarters, gross margin for the quarter would be 31.3% compared to 28.9% last year. The increase was primarily driven by a greater proportion of higher margin private label sales and improved pricing strategies.

Total operating expenses in the third quarter were  $22.6 million compared to $19.6 million in the third quarter of last year. As a percentage of net sales, operating expenses increased to 32.6% compared to 28.3% in the year ago quarter with the increase primarily driven by increased marketing spend and investments in marketing platforms and new employees.

Net loss in the third quarter was $1.4 million, or $(0.04) per share, compared to  a net loss of $0.2 million or $(0.01) per share in the year-ago period.

Adjusted EBITDA in the third quarter of 2019 was $1.3 million compared to $2.6 million in the year-ago quarter.

At September 28, 2019, cash and cash equivalents totaled $1.1 million compared to $2.0 million at December 29, 2018.  The decrease in cash is primarily a result of employee transition costs, technology capital expenditures, marketing, and setup costs for the company’s new distribution center in Las Vegas, Nevada. U.S. Auto Parts also had no revolver debt at each of September 28, 2019 and December 29, 2018.

Key Operating Metrics

	Q3 2019	Q3 2018	Q2 2019
Conversion Rate [1]	3.2%	2.7%	3.0%
Unique Visitors (millions) [1]	13.8	16.4	14.2
Number of Orders - E-commerce only (thousands)	441	443	423
Number of Orders - Online Marketplace (thousands)	412	372	463
Total Number of Internet Orders (thousands)	853	815	886
Revenue Capture (% Sales) [2]	89.3%	87.5%	87.8%
Average Order Value - Total Internet Orders	$78	$85	$80

1.	Excludes online marketplaces.
2.	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces.

Conference Call

U.S. Auto Parts CEO Lev Peker and CFO/COO David Meniane will host the conference call, followed by a question and answer period.

Date: Friday, November 1, 2019

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 877‑407‑9039

International dial-in number: 201‑689‑8470

Conference ID: 13694403

Please call the conference telephone number 5‑10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1‑949‑574‑3860.

The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website at www.usautoparts.com.

A telephone replay of the conference call will also be available on the same day through November 15, 2019.

Toll-free replay number: 844‑512‑2921

International replay number: 412‑317‑6671

Replay ID: 13694403

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com,  www.carparts.com, and www.jcwhitney.com, as well as the Company’s corporate website at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) costs associated with our customs issue; and (g) costs associated with the executive transitions.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, its future operating results and financial condition, the impact of changes in our key operating metrics, and our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

949‑574‑3860

PRTS@gatewayir.com

Summarized information for our continuing operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
		(As Restated)		(As Restated)
Net sales	$69.27	$69.46	$217.70	$224.82
Gross profit	$21.14	18.41	$63.04	$62.16
	30.5%	26.5%	29.0%	27.6%
Operating expenses	$22.60	$19.62	$69.14	$62.47
	32.6%	28.3%	31.8%	27.8%
Net (loss) income	$(1.42)	$(0.18)	$(6.46)	$(0.41)
	(2.1)%	(0.3)%	(3.0)%	(0.2)%
Adjusted EBITDA	$1.32	$2.59	2.65	$9.66
	1.9%	3.7%	1.2%	4.3%

The table below reconciles income from continuing operations to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
		(As Restated)		(As Restated)
(Loss) income from continuing operations	(1,424)	(180)	(6,461)	(409)
Depreciation & amortization	1,531	1,419	4,572	4,412
Amortization of intangible assets	25	46	75	140
Interest expense, net	516	363	1,410	1,215
Taxes	(552)	8	(1,018)	270
EBITDA	$96	$1,656	$(1,422)	$5,628
Stock comp expense	792	567	$1,955	1,704
Employee transition costs(1)	425	—	1,695	—
Customs costs(2)	3	1,764	418	3,730
Proceeds from AutoMD sale	—	(1,400)	—	(1,400)
Adjusted EBITDA	$1,316	$2,587	$2,646	$9,662

(1)	We incurred costs related to the transition of executive management related to severance, recruiting, hiring bonuses, and relocation costs.
(2)	We incurred port and carrier fees and legal costs associated with our customs related issues.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018
		(As Restated)		(As Restated)
Net sales	$69,273	$69,463	$217,698	$224,821
Cost of sales (1)	48,130	51,049	154,663	162,666
Gross profit	21,143	18,414	63,035	62,155
Operating expenses:
Marketing	11,034	9,212	34,023	29,012
General and administrative	4,068	4,297	13,658	13,923
Fulfillment	6,268	5,034	17,664	16,276
Technology	1,206	1,035	3,724	3,121
Amortization of intangible assets	25	46	75	140
Total operating expenses	22,601	19,624	69,144	62,472
(Loss) income from operations	(1,458)	(1,210)	(6,109)	(317)
Other income (expense):
Other, net	(1)	1,402	41	1,396
Interest expense	(517)	(364)	(1,411)	(1,218)
Total other expense, net	(518)	1,038	(1,370)	178
(Loss) income before income taxes	(1,976)	(172)	(7,479)	(139)
Income tax (benefit) provision	(552)	8	(1,018)	270
Net loss	(1,424)	(180)	(6,461)	(409)
Other comprehensive income:
Foreign currency translation adjustments	19	9	(19)	51
Total other comprehensive income	19	9	(19)	51
Comprehensive loss	$(1,405)	$(171)	$(6,480)	$(358)
Loss from continuing operations per share:
Basic and diluted net loss per share	$(0.04)	$(0.01)	$(0.18)	$(0.02)
Weighted average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	35,856	34,983	35,623	34,925

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	September 28,	December 29,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$1,108	$2,031
Short-term investments	3	1
Accounts receivable, net	4,349	3,727
Inventory	47,699	49,626
Other current assets	4,224	3,400
Total current assets	57,383	58,785
Deferred income taxes	22,463	21,833
Property and equipment, net	9,806	15,184
Right-of-use - assets - operating leases, net	5,047	—
Right-of-use - assets - financing leases, net	9,089	—
Other non-current assets	1,782	2,163
Total assets	$105,570	$97,965
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,777	$34,039
Accrued expenses	12,566	10,247
Current portion of capital leases payable	—	594
Customer deposits	—	521
Notes payable, current portion	606	—
Right-of-use - obligation - operating, current	1,573	—
Right-of-use - obligation - finance, current	686	—
Other current liabilities	3,078	2,918
Total current liabilities	54,286	48,319
Capital leases payable, net of current portion	—	8,559
Notes payable, non-current portion	1,078
Right-of-use - obligation - operating, non-current	3,714	—
Right-of-use - obligation - finance, non-current	8,599	—
Other non-current liabilities	2,155	2,265
Total liabilities	69,832	59,143
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 2,771 shares issued and outstanding at both September 28, 2019 and December 29, 2018	3	3
Common stock, $0.001 par value; 100,000 shares authorized; 35,924 and 34,992 shares issued and outstanding at September 28, 2019 and December 29, 2018 (of which 2,525 are treasury stock)	38	38
Common stock dividend	41	—
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	184,992	183,139
Accumulated other comprehensive income	560	579
Accumulated deficit	(142,750)	(137,791)
Total stockholders’ equity	35,738	38,822
Total liabilities and stockholders' equity	$105,570	$97,965

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	September 28,	September 29,
	2019	2018
		(As Restated)
Operating activities
Net loss	$(6,461)	$(409)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,572	4,412
Amortization of intangible assets	75	140
Deferred income taxes	(1,176)	189
Share-based compensation expense	1,955	1,704
Stock awards issued for non-employee director service	13	11
Amortization of deferred financing costs	2	3
Changes in operating assets and liabilities:
Accounts receivable	(622)	(562)
Inventory	1,927	2,702
Other current assets	(731)	(1,833)
Other non-current assets	775	(24)
Accounts payable and accrued expenses	3,874	5,492
Other current liabilities	(280)	(1,197)
Right-of-Use Obligation - Operating Leases - Current	1,573	—
Right-of-Use Obligation - Operating Leases - Long-term	(1,332)	—
Other non-current liabilities	163	275
Net cash provided by operating activities	4,327	10,903
Investing activities
Additions to property and equipment	(4,686)	(4,328)
Proceeds from sale of property and equipment	—	1
Net cash used in investing activities	(4,686)	(4,327)
Financing activities
Borrowings from revolving loan payable	11,514	3,246
Payments made on revolving loan payable	(11,514)	(3,246)
Proceeds from notes payable	162	—
Payments on capital leases	(453)	(445)
Statutory tax withholding payment for share-based compensation	(290)	(430)
Proceeds from exercise of stock options	99	—
Payment of liabilities related to financing activities	—	(100)
Preferred stock dividends paid	(80)	(120)
Net cash used in financing activities	(562)	(1,095)
Effect of exchange rate changes on cash	(2)	(31)
Net change in cash and cash equivalents	(923)	5,450
Cash and cash equivalents, beginning of period	2,031	2,850
Cash and cash equivalents, end of period	$1,108	$8,300
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use financed asset acquired	$749	$—
Accrued asset purchases	$1,200	$744
Fixed asset purchased through note payable	1,684	—
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$85	$63
Cash paid during the period for interest	$1,385	$1,229